                           STANDARD SUBLEASE AGREEMENT
                             (SYMANTEC CORPORATION)

This Sublease Agreement (the "Sublease" or "Agreement") is dated and to be effective as of February 7, 1996, by and between SYMANTEC CORPORATION, a Delaware corporation ("Sublessor"), and FlexiInternational Software, Inc., a Delaware corporation ("Sublessee"), with reference to the following recitals:

                                 R E C I T A L S

WHEREAS, Sublessor previously entered into a Lease Agreement dated June 6, 1994 (the "Lease") by and between Sublessor as the Tenant thereunder, and Robert D. Scinto, as the Landlord thereunder ("Landlord"), pursuant to which Landlord leased to Sublessor, and Sublessor leased from Landlord, certain premises located at 2 ENTERPRISE DRIVE in the City of SHELTON, State of CONNECTICUT, consisting of approximately 21,338 square feet of general office space, as such space is more particularly described in the Lease (the "Premises"), such Lease being attached hereto as Exhibit A and incorporated herein by this reference, with a floor plan as more particularly set forth on Exhibit B, attached hereto and incorporated herein by this reference; and

WHEREAS, Sublessee desires to sublease the Premise from Sublessor, and Sublessor (subject to Landlords consent) is willing to sublease the same to Sublessee, on the terms and conditions set forth herein;

                                A G R E E M E N T

NOW, THEREFORE, on the basis of the foregoing recitals, and in consideration of the covenants, conditions, and other agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, the parties hereto agree as follows:

1.    AGREEMENT TO SUBLEASE PREMISES/TERM.

      a. Sublessor hereby subleases the Premises to Sublessee at the rental and upon all the terms and conditions set forth herein, and Sublessee hereby hires the same from Sublessor, and agrees to pay such rental and perform such terms and conditions. The term of this Sublease shall commence no later than thirty
(30) days after approval of this Sublease by Landlord (the "Commencement Date") and, irrespective of the actual commencement date or any delay in the same, expire on June 30, 1998 (such period hereinafter referred to as the "Term"), unless sooner terminated pursuant to any term hereof. Notwithstanding the foregoing, Sublessee shall be permitted to move furniture into the Premises prior to the Commencement Date without triggering the Commencement Date, provided, however, that as a condition thereto, Sublessee hereby agrees to indemnify, protect, defend and hold Sublessor harmless from and against any and all costs, claims, liability, or damages caused by any act or omission of Sublessor which result from the same. Provided that Sublessee executes and Early Entry Agreement in the form reasonably required by Sublessor, Sublessee shall be permitted, subject to such Early Entry Agreement, to enter the Premises to move in and construct its buildout within the same prior to the Commencement Date,

      b. Notwithstanding said Commencement Date, if for any reason Sublessor cannot deliver possession of the Premises to Sublessee on said date, Sublessor shall not be subject to any liability therefore, nor shall such failure affect the validity of this Sublease or the obligations of Sublessee hereunder or extend the term hereof, but in such case Sublessee shall not be obligated to pay rent until possession of the Premises is tendered to Sublessee, provided, however, that if Sublessor shall not have delivered possession of the Premises within sixty days from said Commencement Date, Sublessee may, at Sublessee's option, by notice in writing to Sublessor within ten (10) days thereafter, cancel this Sublease, in which event the parties shall be discharged from all obligations herein. If Sublessee occupies the Premises prior to said Commencement Date, such occupancy shall be subject to all the terms and provisions hereof, and shall not advance the termination date and Sublessee shall pay rent for such period at the initial monthly rates set forth in Section 2 below.

2. RENT. Sublessee hereby agrees to pay to Landlord equal monthly payments in the amount of SIXTEEN THOUSAND, FOUR HUNDRED AND FORTY-EIGHT DOLLARS AND 04/100 ($16,448.04), in advance, on the first day of each and every month during the Term (such amount to be prorated on a per diem basis for any partial month), provided, however, that all of such payments shall be made directly to Sublessor unless otherwise notified by the Landlord in writing. No adjustment to Rent shall be made if the estimate of the square feet of the Premises set forth above is inaccurate in any respect. Except as otherwise expressly provided for herein with regard to Sublessee's obligation to pay for monthly electrical costs, Sublessee shall not be obligated to pay any other recurring Rent or Additional Rent required under the Lease, provided, however, that Sublessee shall be liable for, and shall pay to Sublessor at the time and in the manner required under the Lease, any costs or expenses billed to Sublessor by Landlord which were caused or specially ordered or incurred by Sublessee (e.g., payments for damage to the Building, excess or after hours utility charges), whether or not classified as Additional Rent, including, without limitation, those costs that arise as a result of Sublessee's breach or default. Sublessee also agrees to pay the cost of any telephone service provided to the Premises and other services not available through the Landlord, directly to the party supplying such service. Sublessee agrees to directly contract for and pay the same when due. Rent shall be payable in lawful money of the United States to Sublessor at the address stated herein, or to such other persons or at such other places as Sublessor may designate in writing.


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      FREE RENT/SPECIAL RENT PROVISIONS: Notwithstanding any other term or provision herein, Rent for the first 31 days of the Term shall be abated for the duration of the Term and, provided that Sublessee timely performs all of its obligations set forth herein and in the Lease and is not otherwise in default hereunder or thereunder at the expiration of the Term, shall not be obligated to pay the same. Upon the event of any material default of Sublessee hereunder or under the Lease not cured within any applicable cure period, and without limiting any other right or remedy of Sublessor hereunder, Sublessee shall become immediately obligated to pay the same.

      In addition to the Rent required under this Sublease, Sublessee hereby agrees to pay to Sublessor the amount due for all electrical charges for the Premises as assessed by the Landlord under the Lease. Until further notice, such amount shall be $2222.71 per month. This foregoing sentence shall not apply to the electrical charges for the first month, which shall be abated for such month to the extent the cost therefor is no more that the average electrical cost previously paid by Sublessor.

3. ADVANCE RENT/SECURITY DEPOSIT. Upon the execution of this Sublease by Sublessee, Sublessee shall deposit with Sublessor, the amount of $16,448.04 to be held by Sublessor as a security deposit (the "Security Deposit"), which will be applied or returned as more particularly set forth below. On or before the Commencement Date, Sublessee shall deposit with Sublessor the amount of $16,448.04 which shall be held by Sublessor and applied to the second month's rent. in addition to the foregoing, six months from the Commencement Date, upon 30 days prior written notice from Sublessor, Sublessee shall deposit with Sublessor the amount of $16,448.04 which shall be held by Sublessor and applied to the last month's rent, provided, however, that in the event of a material default hereunder which is not cured within any applicable time period, Sublessor shall be permitted to apply such amount to the same matters which are covered by the Security Deposit.

4. USE.

      a. The Premises shall be used and occupied only for office use and for no other purposes.

      b. Without limitation the application of any other or similar term or provision in the Lease, Sublessee agrees that it has thoroughly inspected the Premises and agrees that the Premises shall be delivered to Sublessee vacant and in "as is" condition, subject to applicable zoning, municipal, county and state laws, ordinances, and regulations governing and regulating the use of the Premises, and Sublessee accepts this Sublease subject thereto and all other matters disclosed thereby and by any exhibits attached hereto. Sublessee hereby acknowledges and agrees that neither Sublessor nor any agent thereof or broker therefor, prior to or in connection with Sublessee entering into this Sublease, made any promise, representation or warranty


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
about the physical condition of the Premises, the building which the Premises is a part of (the "Building"), the land on which it is built, or the suitability of the Premises for the conduct of Sublessee's business, and that Sublessee did not rely on anything said by Sublessor, Sublessor's agent or any broker of Sublessor in connection with the same. Sublessee agrees that Sublessor shall have no obligation to construct any improvements or do any other work in the Premises other than is expressly set forth herein.

      NOTWITHSTANDING THE FOREGOING, Sublessor hereby agrees (1) to clean and shampoo the carpeting at its own cost and expense prior to the Commencement Date, and (2) to provide a person to assist Sublessee for up to but no more than two hours on-site in identifying voice cable or wiring in the Premises (also at no expense to Sublessee).

      c. Without limitation the application of any other or similar term or provision in the Lease, Sublessee shall, at Sublessee's expense, comply with all applicable statutes, ordinances, rules, regulations, orders, restrictions of record, and requirements in effect during the Term or any part of the Term hereof regulating the use by Sublessee of the Premises. Sublessee shall not use or permit the use of the Premises in any manner that will tend to create waste or a nuisance or which shall tend to disturb such any other tenants in the building where the Premises are contained.

5.    INCORPORATION AND ASSUMPTION OF LEASE.

      a. The terms, conditions and respective obligations of Sublessor and Sublessee to each other under this Sublease shall be the terms and conditions of the Lease except for those provisions of the Lease which are directly contradicted by this Sublease, in which event the terms of this Sublease document shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Lease the word "Landlord" is used, it shall be deemed to mean Sublessor, and wherever in the Lease the word "Tenant" is used, it shall be deemed to mean Sublessee herein. Sublessee covenants and agrees (i) that this Sublease is subordinate to and subject to the terms and provisions of the Lease, (ii) to perform and comply with (and Sublessee hereby expressly assumes) for the benefit of Sublessor and Master Lessor, all of the obligations of the Tenant therein (the "Assumed Obligations"), except as expressly contradicted herein, and (iii) to not otherwise act or fail to act in a way which would constitute a breach or default of the Lease. Sublessee agrees to the extent the Lease grants a right to the Landlord (e.g., the right to consent to assignments, the right to enter the Premises for purposes of inspection, etc.), such right shall belong to both Landlord and Sublessor separately, and both parties shall have the right to exercise the same in each and every instance under the terms set forth in the Lease, unless such terms are otherwise modified hereunder, in which event, the modified terms shall apply to Sublessor and the Lease terms shall apply to


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
Landlord. Sublessee hereby acknowledges receipt of a copy off the Lease and complete review prior to execution of this Agreement. Sublessee hereby agrees to indemnify, protect, defend and hold Sublessor harmless of and from any and all liability, judgments, costs, damages, claims or demands, including reasonable attorneys fees, arising out of Sublessee's failure to comply with or perform the Assumed Obligations. Notwithstanding the foregoing, (a) Sublessor and Sublessee hereby expressly agree that Sections 4.01, 4.02, 6.01 and the last sentence of
Section 7.03 are not incorporated into this Sublease and Sublessee shall not be obligated to perform the same, and (b) Sublessor hereby agrees to promptly provide to Sublessee and notice of default Sublessor receives from Landlord in connection with the Lease.

      b. Provided it is at no cost to Sublessor, Sublessor hereby agrees to use reasonable efforts to cooperate with Sublessee to enforce for the benefit of Sublessee in accordance with the provisions of the Lease, the obligations of Landlord under the Lease, with the intent that the benefit of such covenants (unless excluded or modified hereunder) shall extend to the Premises and be enjoyed by Sublessee during the Term; provided, however, that Sublessor shall have no duty to perform any obligations of the Landlord and shall not be liable to Sublessee for any default, failure, or delay of Landlord in the performance of any of Landlord's obligations under the Lease.

6. LIMITATIONS OF INCORPORATION. Notwithstanding the foregoing incorporation of the Lease, in no event shall Sublessee be entitled to receive the benefit of or exercise any right or option granted to Sublessor as Tenant under the Lease which would in any way expand or materially affect the obligations of Sublessor as the actual Tenant or Sublessee as the effective Tenant under the Lease, including, without limitation, any right to purchase the Premises, any right to expand the size of the Premises, any right to renew, extend, limit, shorten or cancel the term of the Lease, any right of first refusal to rent additional premises, any right to any rental abatements and/or tenant improvement allowances, or any similar or other right or provision.

7. INSURANCE. Sublessee agrees to take out and keep in force during the Term such insurance in respect of the Premises as would be obtained by a prudent tenant of such office premises in the Building and as such, Sublessee shall, at a minimum, comply with the obligations of Sublessor as Tenant under the Lease and shall be subject to the same obligations and limitations of liability with respect to damage, loss or injury as are set out in the Lease. In addition to any obligations regarding insurance in the Lease, Sublessee shall cause Landlord and Sublessor to appear as named insureds on any insurance taken out and kept in force by Sublessee in respect of the Premises and, in this regard, Sublessee shall provide to Sublessor prior to commencement of the Lease Term, certificates of insurance evidencing the interests of Sublessor, as such interest may appear. Such insurance shall contain a clause which states that the insurer will not cancel or change the insurance without first giving Sublessor fifteen days prior written notice.


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
8. COMPLIANCE WITH LAWS. In addition to any similar obligations in the Lease, with respect to Sublessee's use of the Premises, Sublessee shall at all times, at its own cost and expense, comply with all laws, ordinances, regulations and standards, including without limitation, those relating to the use, analysis, production, storage, sale, disposal or transportation of any hazardous materials ("Hazardous Substance Laws"), including oil or petroleum products or their derivatives, solvents, PCB's, explosive substances, asbestos, radioactive materials or waste, and any other toxic, ignitable, reactive, corrosive, contaminating or pollution materials ("hazardous substances") which are now or in the future subject to any governmental regulation.

9. INDEMNIFICATIONS. Without limiting any indemnity or similar obligation set forth in the Lease as it applies to Sublessee, and to the extent any of the following are caused by any action or inaction of Sublessee, or Sublessee is otherwise responsible therefore, Sublessee agrees to indemnify, protect, defend with counsel reasonably acceptable to Sublessor, and hold Sublessor free and harmless from any and all liabilities, damages, claims, penalties, fines, settlements, causes of action, costs or expenses, including reasonable attorneys' fees, resulting from or attributable to: (a) the presence, disposal, reliance or threatened release of any hazardous substance that is on, from or affecting the Premises; (b) any personal injury (including wrongful death) or property damage (real or personal) arising out of or relating to the hazardous substance; (c) any lawsuits or administrative order relating to the hazardous substance; or any violation of any laws applicable to the hazardous substance;
(d) any breach by Sublessee of this Agreement or the Lease; and (e) any matter for which Sublessor is obligated to indemnify, protect, defend or hold Landlord harmless under the Lease, and (f) any liability of Sublessor to Landlord for any actions, damages, destruction, losses, costs of repair, or other expenses due pursuant to or in connection with the Lease (except those amounts which Sublessee is expressly not obligated to pay hereunder). No indemnity herein is intended to limit any other indemnity which may apply to the parties hereto by application of the Lease to the same.

Without limiting any of the obligations of Sublessor, and to the extent any of the following are caused by any action or inaction of Sublessor, Sublessor agrees to indemnify, protect, defend with counsel reasonably acceptable to Sublessee, and hold Sublessee free and harmless from any and all liabilities, damages, claims, penalties, fines, settlements, causes of action, costs or expenses, including reasonable attorneys' fees, resulting from or attributable to: (a) the presence, disposal, reliance or threatened release of any hazardous substance that is on, from or affecting the Premises; (b) any personal injury (including wrongful death) or property damage (real or personal) arising out of or relating to the hazardous substance; (c) any lawsuits or administrative order relating to the hazardous substance; or any violation of any laws applicable to the hazardous substance; and (d) any breach by Sublessor of this Agreement.


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
10. DEFAULT, SUBLESSOR'S REMEDIES ON DEFAULT AND TERMINATION OF SUBLEASE. The provisions of Article 13 are hereby incorporated into this Sublease, the appropriate changes of reference being deemed to have been made with the intent that such provisions shall govern the relationship between Sublessor and Sublessee in respect of such matters.

11. CONDITION UPON EXPIRATION. Upon the expiration of the Term hereof, Sublessee shall remove all of Sublessee's property and return the Premises to base building standard, broom clean, reasonable wear and tear excepted, provided, however, that Sublessee shall not be responsible for any changes made by Sublessor or required to remove any Sublessor or Sublessee improvements which the Landlord approves and delivers written notice to Sublessor that such improvements need not be removed upon Lease termination. Without limiting Sublessee's obligations set forth in the foregoing sentence, and notwithstanding any other term or provision hereof, Sublessee agrees to provide Sublessor reasonable access to the Premises for the last thirty (30) days of the Lease term, and otherwise to reasonably cooperate with Sublessor during such thirty
(30) days (providing it is at no cost to Sublessee), in restoring the Premises to the manner required by Landlord under the Lease. Sublessor agrees to use its reasonable good faith efforts to minimize the interference with Sublessee's operations during said period.

12. SECURITY DEPOSIT. Sublessor and Sublessee hereby agree that the Security Deposit is security for Sublessee's faithful performance of Sublessee's obligations under this Sublease. If Sublessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provisions of this Sublease, Sublessor may use, apply or retain all or any portion of said Security Deposit, as applicable, for the payment of any Rent or other charge in default or for the payment of any other sum to which Sublessor may become obligated by reason of Sublessee's default, or to compensate Sublessor for any loss or damage which Sublessor may suffer thereby. If Sublessor so uses or applies all or any portion of said Security Deposit, Sublessee shall within ten (10) days after written demand therefore deposit cash with Sublessor in an amount sufficient to restore said deposit to the full amount hereinabove stated and Sublessee's failure to do so shall be a material breach of this Sublease. Sublessor shall not be required to keep said deposit separate from its general accounts. If Sublessee performs all of Sublessee's obligations hereunder, said deposit, or so much thereof as had not theretofore been applied by Sublessor, shall be returned, without payment of interest or other increment for its use to Sublessee (or at Sublessor's option, to the last assignee, if any, of Sublessee's interest hereunder) at the expiration of the term hereof, and after Sublessee has vacated the Premises. No trust relationship is created herein between Sublessor and Sublessee with respect to said Security Deposit.

13. NO WAIVER OF LEASE PROVISIONS/TERMINATION. Only a written agreement between Sublessee an Sublessor can waive any violation of this Sublease. Any


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
agreement to end this Sublease and also to end the rights and obligations of Sublessee and Sublessor must be in writing and signed by Sublessee and Sublessor. Even if Sublessee gives keys to the Premises and they are accepted by any employee, or agent, of Sublessor, this Sublease is not ended.

14. FINANCIAL AND BACKGROUND INFORMATION. Sublessee hereby represents and warrants to Sublessor that all of the financial and other information provided to Sublessor by Sublessee or its broker or agent in connection with this transaction is true and correct in all material respects as of the date provided and as of the date this Agreement is executed.

15. NOTICES. The provisions of the Lease shall apply with regard to notices to be given hereunder. The address of the parties for the purpose of giving any such notice shall be:

Sublessor:                               with a copy to:

Symantec Corporation                     Symantec Corporation
10201 Torre Avenue                       10201 Torre Avenue
Cupertino, California 95014-2132         Cupertino, California 95014-2132
Attn.  Accounts Payable                  Attn.  General Counsel
                                         Phone (408) 446-7100
                                         Fax: (408) 252-5101

Sublessee (prior to Commencement Date):  Sublessee (after to Commencement Date):

FlexiInternational Software, Inc.        FlexiInternational Software, Inc.
One Research Drive                       2 Enterprise Drive
Shelton, CT 06484                        Shelton, CT 06484
Attn: Controller and General Counsel     Attn: Controller with a copy to the
                                               General Counsel

16. MISCELLANEOUS.

      a. This Agreement shall be construed in accordance with and all disputes hereunder shall be governed by the internal laws of the state where the Premises are located. In the event of any controversy or dispute arising out of this Agreement, the prevailing party or parties shall be entitled to recover from the non-prevailing party or parties, reasonable expenses, including, without limitation, attorneys' fees and costs actually incurred. As used herein, the "prevailing party" shall mean that party which obtains substantially the relief being sought. Should any provision of this Agreement be declared or determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and such illegal or


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
invalid part, term or provision shall be deemed not to be a part of this Agreement. This Agreement may only be amended by a writing signed by both parties hereto.

      b. This Agreement sets forth the entire agreement between the parties hereto, and fully supersedes any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof, including, without limitation, any terms and provisions contained in that any offer letter, letter of intent, or similar type document executed or delivered in connection with this transaction. Except as expressly set forth herein, Sublessor and Sublessee hereby agree that there are no other agreements, representations, warranties or conditions between Sublessor and Sublessee relating to the Premises or the subject matter of this Agreement (express, implied, collateral or otherwise). As used herein, Sublessee shall mean all of Sublessee's directors, officers, partners, agents, employees, invitees and visitors. Unless otherwise indicated, capitalized terms used herein shall have the same meaning as set forth in the Lease. Time is of the essence of this Sublease.

      c. Each party to this Agreement hereby represents and warrants that it has the legal power, right and authority to enter into this Agreement and to consummate this transaction. This Agreement may be executed in any number of counterparts, each of which when executed and delivered will be deemed to be an original and all of which, taken together, will be deemed to be one and the same Agreement. This Agreement shall be binding upon the heirs, administrators, executors, successors and assigns of the parties hereto. Provisions regarding assignment of this Sublease shall be controlled by the Lease. Each of the parties hereto, without further consideration, agrees to execute and deliver such other documents and take such other action as may be necessary to consummate more effectively the subject matter hereof. Heading and captions set forth herein are for purposes of reference only, and shall not be used to interpret, explain or limit any terms and provisions hereof.

      d. Each of the parties hereto agree to indemnify, protect, defend and hold the other harmless from any claim or demand for broker fees and/or commissions from any broker they hired or engaged. In connection with the foregoing, Sublessor agrees to pay and be responsible for any fees or commission due to The Seeley Company and/or Steve Cramer, as well as any fees or commission due to CB Commercial and/or Christopher O'Hara. Colonial Real Estate.

17. LANDLORD CONSENT. In the event that the Lease requires that Sublessor obtain the consent of the Landlord prior to any subletting by Sublessor then this Sublease shall not be effective unless Landlord consents to the same within the time period set forth in the Lease.


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
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

      SYMANTEC CORPORATION,               FLEXIINTERNATIONAL SOFTWARE, INC.,
      a Delaware corporation              a Delaware corporation

      By:   /s/ Derek Witte               By:   /s/ Jennifer Cheng
         ---------------------------         -----------------------------------
      Name: Derek Witte                   Name: Jennifer Cheng

      Title:VP                            Title:President

      Date: 2/7/96                        Date: 2/8/96

Landlord hereby consents to the foregoing Sublease on the terms and conditions set forth therein, provided, however, that Landlord's consent: does not constitute Landlord as a party to the Sublease; does not obligate Landlord in any manner to fulfill any obligation under the Sublease (Landlord's obligations to remain as by and through the Lease and not the Sublease); does not restrict Landlord's right to enter into a modification of the Lease, without the permission of Sublessee; and does not constitute and modification in any way of any provision of the Lease. Further, notwithstanding anything to the contrary contained in the Sublease, the Sublease shall be subject and subordinate to the Lease. Landlord hereby acknowledges that, to the best of Landlord's knowledge, no default presently exists in the obligations of Tenant under the Lease and that the Lease is in full force and effect.

                                          Landlord


                                          /s/ Robert D. Scinto
                                          ---------------------------------
                                          Robert D. Scinto


                                          Date: 2/16/96


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